EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-33755, Registration Statement No. 33-61444, Registration Statement No. 333-84369, Registration Statement No. 333-84405, Registration Statement No. 333-101914, Registration Statement No. 333-132762, Registration Statement No. 333-158985, and Registration Statement No. 333-188272, each on Form S-8, and Registration Statement No. 333-181455 on Form S-3, of our reports dated March 3, 2014, relating to the consolidated financial statements of Rowan Companies plc and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's completed sale of its wholly owned manufacturing subsidiary, LeTourneau Technologies, Inc., and land drilling services business on June 22, 2011, and September 1, 2011, respectively) and the effectiveness the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP
Houston, Texas
March 3, 2014